Exhibit 99.1
Starbucks Reports Q3 Fiscal Year 2025 Results
“Back to Starbucks” Strategy Yielding Three Consecutive Quarters of Improving U.S. Transaction Comp
Q3 Consolidated Net Revenues Up 4% to $9.5 Billion
Q3 GAAP EPS $0.49, Non-GAAP EPS $0.50; Impacted in Part by One-Time Investments in Coffeehouse Leaders

SEATTLE; July 29, 2025 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal third quarter ended June 29, 2025. GAAP results in fiscal 2025 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q3 Fiscal Year 2025 Highlights

•Global comparable store sales declined 2%, driven by a 2% decline in comparable transactions, partially offset by a 1% increase in average ticket
◦North America comparable store sales declined 2%, driven by a 3% decline in comparable transactions, partially offset by a 1% increase in average ticket; U.S. comparable store sales declined 2%, driven by a 4% decline in comparable transactions, partially offset by a 2% increase in average ticket
◦International comparable store sales were flat, driven by a 1% increase in comparable transactions, offset by a 1% decline in average ticket; China comparable store sales increased 2%, driven by a 6% increase in comparable transactions, partially offset by a 4% decline in average ticket
•The company opened 308 net new stores in Q3, ending the period with 41,097 stores: 53% company-operated and 47% licensed
◦At the end of Q3, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 17,230 and 7,828 stores in the U.S. and China, respectively
•Consolidated net revenues increased 4% to $9.5 billion, or a 3% increase on a constant currency basis
•GAAP operating margin contracted 680 basis points year-over-year to 9.9%, primarily driven by deleverage, investments in support of “Back to Starbucks,” including additional labor and Leadership Experience 2025, and inflation.
◦Non-GAAP operating margin contracted 660 basis points year-over-year to 10.1%, or contracted 650 basis points year-over-year on a constant currency basis
•Effective tax rate of 31.8% compared to 24.8% in the prior year, the increase was primarily driven by the discrete impact of changes in indefinite reinvestment assertions for certain foreign entities of approximately 850 basis points.
•GAAP earnings per share of $0.49 declined 47% over prior year
◦Non-GAAP earnings per share of $0.50 declined 46% over prior year, or declined 45% on a constant currency basis

“We've fixed a lot and done the hard work on the hard things to build a strong operating foundation, and based on my experience of turnarounds, we are ahead of schedule,” commented Brian Niccol, chairman and chief executive officer. “In 2026, we'll unleash a wave of innovation that fuels growth, elevates customer service, and ensures everyone experiences the very best of Starbucks. We're building back a better Starbucks experience and a better business,” Niccol added.

“We are making tangible progress in our 'Back to Starbucks' strategy. In the quarter, we made a significant non-recurring investment in our Leadership Experience 2025 and also incurred a discrete tax item, which in the aggregate, negatively impacted Q3 EPS by $0.11,” commented Cathy Smith, chief financial officer. “We are focused on growing back better and delivering durable, sustainable long-term growth,” Smith added.

Q3 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 29, 2025	Jun 30, 2024
Change in Comparable Store Sales (1)	(2)%	(2)%
Change in Transactions	(3)%	(6)%
Change in Ticket	1%	3%
Store Count	18,734	18,198	3%
Net revenues	$6,927.0	$6,816.7	2%
Operating Income	$918.7	$1,432.7	(36)%
Operating Margin	13.3%	21.0%	(770) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the North America segment increased 2% over Q3 FY24 to $6.9 billion in Q3 FY25, primarily due to net new company-operated store growth of 5% over the past 12 months. This increase was partially offset by a 2% decline in comparable store sales, driven by a 3% decline in comparable transactions, partially offset by a 1% increase in average ticket. Also contributing was a decline in our licensed store business.

Operating income decreased to $918.7 million in Q3 FY25 compared to $1.4 billion in Q3 FY24. Operating margin of 13.3% contracted from 21.0% in the prior year, primarily driven by deleverage, investments in support of “Back to Starbucks,” including additional labor and the Leadership Experience 2025, and inflation.

Q3 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 29, 2025	Jun 30, 2024
Change in Comparable Store Sales (1)	0%	(7)%
Change in Transactions	1%	(3)%
Change in Ticket	(1)%	(4)%
Store Count	22,363	21,279	5%
Net revenues	$2,010.7	$1,842.1	9%
Operating Income	$272.7	$287.5	(5)%
Operating Margin	13.6%	15.6%	(200) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the International segment increased 9% over Q3 FY24 to $2.0 billion in Q3 FY25, primarily due to net new company-operated store growth of 7% over the past 12 months and an approximate 3% favorable impact from foreign currency translation. Also contributing was an increase in our licensed store business revenue and incremental net revenue from the acquisition of a U.K. licensed business partner.

Operating income decreased to $272.7 million in Q3 FY25 compared to $287.5 million in Q3 FY24. Operating margin of 13.6% contracted from 15.6% in the prior year, primarily driven by increased promotional activity.

Q3 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 29, 2025	Jun 30, 2024
Net revenues	$483.8	$438.3	10%
Operating Income	$218.4	$235.2	(7)%
Operating Margin	45.1%	53.7%	(860) bps

Net revenues for the Channel Development segment increased 10% over Q3 FY24 to $483.8 million in Q3 FY25, primarily due to an increase in revenue in the Global Coffee Alliance.

Operating income decreased to $218.4 million in Q3 FY25 compared to $235.2 million in Q3 FY24. Operating margin of 45.1% contracted from 53.7% in the prior year, primarily driven by a decline in our North American Coffee Partnership joint venture income, mix shift, and higher global product costs.

Fiscal Year 2025 Financial Performance

The company will discuss its results during its Q3 FY25 earnings conference call starting today at 1:15 p.m. Pacific Time. These results can be accessed on the company's Investor Relations website during and after the call. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

Company Update

1.In May, the company completed a $1.75 billion bond issuance. The company intends to use the net proceeds from the sale of the securities for general corporate purposes, including repayment of upcoming debt maturities.
2.In June, the company announced that Mike Grams had been appointed chief operating officer, as well as other organizational changes to accelerate getting “Back to Starbucks.”
3.In June, the company hosted over 14,000 coffeehouse leaders from across North America at its largest ever Leadership Experience 2025. The three-day conference marked a key milestone in accelerating its “Back to Starbucks” strategy, which focuses on exceptional service, simplified routines, and deeper customer connections. During the event, the company announced the expansion of the Assistant Store Manager Role across U.S. company-operated stores, an important step toward our goal of growing talent internally and hiring 90% of retail leaders from within.
4.In June, the company announced the election of two new members to its Board of Directors (the “Board”): Marissa Mayer, Co-founder and Chief Executive Officer of Sunshine Products, Inc., and Dr. Dambisa Moyo, Co-principal of Versaca Investments. These appointments increased the Board from 9 members to 11 members.
5.The Board declared a cash dividend of $0.61 per share, payable on August 29, 2025, to shareholders of record on August 15, 2025. The company had 61 consecutive quarters of dividend payouts with CAGR of 18% over that time period, demonstrating the company's commitment to consistent value creation for shareholders.

Conference Call
Starbucks will hold a conference call today at 1:15 p.m. Pacific Time, which will be hosted by Brian Niccol, chairman and ceo, and Cathy Smith, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, September 12, 2025.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 41,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at about.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results and progress towards our “Back to Starbucks” plan are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”

sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, as well as, among others:
•our ability to preserve, grow, and leverage our brands, including the risk of negative responses by consumers (such as boycotts or negative publicity campaigns), governmental actors (such as retaliatory or threatened legislative treatment or other actions), or other third parties who object to certain actions taken or not taken by the Company, whose responses could adversely affect our brand value;
•the impact of our marketing strategies, promotional and advertising plans, pricing strategies, platforms, reformulations, innovations, or customer experience initiatives or investments;
•the costs and risks associated with, and the successful and timely execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, and plans, including our “Back to Starbucks” plan;
•the costs and risks associated with, and the successful and timely execution and effects of, strategic changes to our ownership and operating structure, including as a result of acquisitions, divestitures, or entry into joint ventures;
•our ability to align our investment efforts with our strategic goals;
•changes in consumer preferences, demand, consumption, or spending behavior, including due to shifts in demographic or health and wellness trends, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes;
•the ability of our business partners, suppliers, and third-party providers to fulfill their responsibilities and commitments;
•the potential negative effects of reported incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination, or mislabeling;
•our ability to open new stores and efficiently maintain the attractiveness of our existing stores;
•our dependence on the financial performance of our North America operating segment, and our increasing dependence on certain international markets;
•our anticipated cash requirements and operating expenses, including our anticipated total capital expenditures;
•inherent risks of operating a global business, including changing conditions in our markets, local factors affecting store openings, protectionist trade or foreign investment policies, such as imposed or threatened to be imposed tariffs and other trade controls, economic or trade sanctions, compliance with local laws and other regulations, and local labor policies and conditions, including labor strikes and work stoppages;
•higher costs, lower quality, or unavailability of coffee, dairy, cocoa, energy, water, raw materials, or product ingredients;
•the potential impact on our supply chain and operations of adverse weather conditions, natural disasters, or significant increases in logistics costs;
•the ability of our supply chain to meet current or future business needs and our ability to scale and improve our forecasting, planning, production, and logistics management;
•a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers, whether resulting from broader local or global conditions or dynamics specific to our relationships with such parties;
•the impact of unfavorable global or regional economic conditions and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, international trade disputes, government restrictions, geopolitical instability, higher inflation, or deflation;
•failure to meet our announced guidance or market expectations and the impact thereof;
•failure to attract or retain key executive or partner talent or successfully onboard or transition executives;
•the impacts of partner investments, business transformation initiatives, including those related to our workforce, and changes in the availability and cost of labor, including any union organizing efforts and our responses to such efforts;
•the impact of foreign currency translation, particularly a stronger U.S. dollar;
•the impact of, and our ability to respond to, substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;
•potential impacts of climate change;
•evolving corporate governance and public disclosure regulations and expectations;
•the potential impact of activist shareholder actions or tactics;

•failure to comply with applicable laws and changing legal and regulatory requirements;
•the impact or likelihood of significant legal disputes and proceedings or government investigations;
•potential negative effects of, and our ability to respond to, a material failure, inadequacy, or interruption of our information technology systems or those of our third-party business partners or service providers, or failure to comply with data protection laws; and
•our ability to adequately protect our intellectual property or adequately ensure that we are not infringing the intellectual property of others.

In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics
We believe the company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Catherine Park	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jun 29, 2025	Jun 30, 2024	% Change	Jun 29, 2025	Jun 30, 2024

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,812.5	$7,516.0	3.9%	82.6%	82.5%
Licensed stores	1,105.6	1,129.0	(2.1)	11.7	12.4
Other	537.9	468.9	14.7	5.7	5.1
Total net revenues	9,456.0	9,113.9	3.8	100.0	100.0
Product and distribution costs	2,955.5	2,740.9	7.8	31.3	30.1
Store operating expenses	4,344.8	3,829.1	13.5	45.9	42.0
Other operating expenses	151.6	143.9	5.4	1.6	1.6
Depreciation and amortization expenses	427.6	380.4	12.4	4.5	4.2
General and administrative expenses	677.2	576.0	17.6	7.2	6.3
Restructuring	20.8	—	nm	0.2	—
Total operating expenses	8,577.5	7,670.3	11.8	90.7	84.2
Income from equity investees	57.1	73.9	(22.7)	0.6	0.8
Operating income	935.6	1,517.5	(38.3)	9.9	16.7
Interest income and other, net	25.6	28.1	(8.9)	0.3	0.3
Interest expense	(142.3)	(141.3)	0.7	(1.5)	(1.6)
Earnings before income taxes	818.9	1,404.3	(41.7)	8.7	15.4
Income tax expense	260.4	348.6	(25.3)	2.8	3.8
Net earnings including noncontrolling interests	558.5	1,055.7	(47.1)	5.9	11.6
Net earnings attributable to noncontrolling interests	0.2	0.9	(77.8)	0.0	0.0
Net earnings attributable to Starbucks	$558.3	$1,054.8	(47.1)	5.9%	11.6%
Net earnings per common share - diluted	$0.49	$0.93	(47.3)%
Weighted avg. shares outstanding - diluted	1,139.8	1,135.8
Cash dividends declared per share	$0.61	$0.57
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				55.6%	50.9%
Effective tax rate including noncontrolling interests				31.8%	24.8%

	Three Quarters Ended			Three Quarters Ended
	Jun 29, 2025	Jun 30, 2024	% Change	Jun 29, 2025	Jun 30, 2024

				As a % of total net revenues
Net revenues:
Company-operated stores	$22,882.9	$22,323.8	2.5%	82.9%	82.4%
Licensed stores	3,257.3	3,375.7	(3.5)	11.8	12.5
Other	1,475.2	1,402.8	5.2	5.3	5.2
Total net revenues	27,615.4	27,102.3	1.9	100.0	100.0
Product and distribution costs	8,586.8	8,370.2	2.6	31.1	30.9
Store operating expenses	12,723.9	11,404.7	11.6	46.1	42.1
Other operating expenses	442.8	427.1	3.7	1.6	1.6
Depreciation and amortization expenses	1,254.0	1,117.6	12.2	4.5	4.1
General and administrative expenses	1,975.2	1,878.6	5.1	7.2	6.9
Restructuring	137.0	—	nm	0.5	—
Total operating expenses	25,119.7	23,198.2	8.3	91.0	85.6
Income from equity investees	162.7	197.8	(17.7)	0.6	0.7
Operating income	2,658.4	4,101.9	(35.2)	9.6	15.1
Interest income and other, net	81.8	96.0	(14.8)	0.3	0.4
Interest expense	(396.8)	(422.0)	(6.0)	(1.4)	(1.6)
Earnings before income taxes	2,343.4	3,775.9	(37.9)	8.5	13.9
Income tax expense	619.9	923.2	(32.9)	2.2	3.4
Net earnings including noncontrolling interests	1,723.5	2,852.7	(39.6)	6.2	10.5
Net earnings attributable to noncontrolling interests	0.3	1.0	(70.0)	0.0	0.0
Net earnings attributable to Starbucks	$1,723.2	$2,851.7	(39.6)	6.2%	10.5%
Net earnings per common share - diluted	$1.51	$2.51	(39.8)%
Weighted avg. shares outstanding - diluted	1,139.4	1,137.3
Cash dividends declared per share	$1.83	$1.71
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				55.6%	51.1%
Effective tax rate including noncontrolling interests				26.5%	24.4%

Segment Results (in millions)

North America

	Jun 29, 2025	Jun 30, 2024	% Change	Jun 29, 2025	Jun 30, 2024
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$6,285.7	$6,135.0	2.5%	90.7%	90.0%
Licensed stores	640.5	681.3	(6.0)	9.2	10.0
Other	0.8	0.4	100.0	0.0	0.0
Total net revenues	6,927.0	6,816.7	1.6	100.0	100.0
Product and distribution costs	1,909.6	1,831.9	4.2	27.6	26.9
Store operating expenses	3,552.4	3,131.1	13.5	51.3	45.9
Other operating expenses	69.7	69.5	0.3	1.0	1.0
Depreciation and amortization expenses	303.5	266.6	13.8	4.4	3.9
General and administrative expenses	170.0	84.9	100.2	2.5	1.2
Restructuring	3.1	—	nm	—	—
Total operating expenses	6,008.3	5,384.0	11.6	86.7	79.0
Operating income	$918.7	$1,432.7	(35.9)%	13.3%	21.0%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				56.5%	51.0%

Three Quarters Ended
Net revenues:
Company-operated stores	$18,515.3	$18,240.7	1.5%	90.4%	89.8%
Licensed stores	1,953.5	2,074.1	(5.8)	9.5	10.2
Other	2.9	2.8	3.6	0.0	0.0
Total net revenues	20,471.7	20,317.6	0.8	100.0	100.0
Product and distribution costs	5,684.3	5,623.5	1.1	27.8	27.7
Store operating expenses	10,442.5	9,316.2	12.1	51.0	45.9
Other operating expenses	216.6	214.0	1.2	1.1	1.1
Depreciation and amortization expenses	891.6	774.2	15.2	4.4	3.8
General and administrative expenses	363.9	287.9	26.4	1.8	1.4
Restructuring	24.5	—	nm	0.1	—
Total operating expenses	17,623.4	16,215.8	8.7	86.1	79.8
Operating income	$2,848.3	$4,101.8	(30.6)%	13.9%	20.2%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				56.4%	51.1%

International

	Jun 29, 2025	Jun 30, 2024	% Change	Jun 29, 2025	Jun 30, 2024
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,526.8	$1,381.0	10.6%	75.9%	75.0%
Licensed stores	465.1	447.7	3.9	23.1	24.3
Other	18.8	13.4	40.3	0.9	0.7
Total net revenues	2,010.7	1,842.1	9.2	100.0	100.0
Product and distribution costs	701.7	637.1	10.1	34.9	34.6
Store operating expenses	792.4	698.0	13.5	39.4	37.9
Other operating expenses	66.2	58.8	12.6	3.3	3.2
Depreciation and amortization expenses	91.4	82.7	10.5	4.5	4.5
General and administrative expenses	81.9	80.5	1.7	4.1	4.4
Restructuring	3.1	—	nm	0.2	—
Total operating expenses	1,736.7	1,557.1	11.5	86.4	84.5
Income/(loss) from equity investees	(1.3)	2.5	nm	(0.1)	0.1
Operating income	$272.7	$287.5	(5.1)%	13.6%	15.6%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.9%	50.5%

Three Quarters Ended
Net revenues:
Company-operated stores	$4,367.6	$4,083.1	7.0%	76.0%	75.0%
Licensed stores	1,303.8	1,301.6	0.2	22.7	23.9
Other	77.7	60.9	27.6	1.4	1.1
Total net revenues	5,749.1	5,445.6	5.6	100.0	100.0
Product and distribution costs	2,008.4	1,923.5	4.4	34.9	35.3
Store operating expenses	2,281.4	2,088.5	9.2	39.7	38.4
Other operating expenses	181.8	168.8	7.7	3.2	3.1
Depreciation and amortization expenses	269.5	251.0	7.4	4.7	4.6
General and administrative expenses	259.1	253.9	2.0	4.5	4.7
Restructuring	19.9	—	nm	0.3	—
Total operating expenses	5,020.1	4,685.7	7.1	87.3	86.0
Income/(loss) from equity investees	(2.1)	2.9	nm	0.0	0.1
Operating income	$726.9	$762.8	(4.7)%	12.6%	14.0%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				52.2%	51.1%

Channel Development

	Jun 29, 2025	Jun 30, 2024	% Change	Jun 29, 2025	Jun 30, 2024
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$483.8	$438.3	10.4%
Product and distribution costs	306.8	257.7	19.1	63.4%	58.8%
Other operating expenses	15.1	15.2	(0.7)	3.1	3.5
Depreciation and amortization expenses	—	—	nm	—	—
General and administrative expenses	1.7	1.6	6.3	0.4	0.4
Restructuring	0.2	—	nm	—	—
Total operating expenses	323.8	274.5	18.0	66.9	62.6
Income from equity investees	58.4	71.4	(18.2)	12.1	16.3
Operating income	$218.4	$235.2	(7.1)%	45.1%	53.7%

Three Quarters Ended
Net revenues	$1,329.0	$1,304.5	1.9%
Product and distribution costs	824.4	789.3	4.4	62.0%	60.5%
Other operating expenses	43.7	43.2	1.2	3.3	3.3
Depreciation and amortization expenses	—	—	nm	—	—
General and administrative expenses	4.8	5.7	(15.8)	0.4	0.4
Restructuring	1.1	—	nm	0.1	—
Total operating expenses	874.0	838.2	4.3	65.8	64.3
Income from equity investees	164.8	194.9	(15.4)	12.4	14.9
Operating income	$619.8	$661.2	(6.3)%	46.6%	50.7%

Corporate and Other

	Jun 29, 2025	Jun 30, 2024	% Change

Quarter Ended
Net revenues	$34.5	$16.8	105.4%
Product and distribution costs	37.4	14.2	163.4
Other operating expenses	0.6	0.4	50.0
Depreciation and amortization expenses	32.7	31.1	5.1
General and administrative expenses	423.6	409.0	3.6
Restructuring	14.4	—	nm
Total operating expenses	508.7	454.7	11.9
Operating loss	$(474.2)	$(437.9)	8.3%

Three Quarters Ended
Net revenues	$65.6	$34.6	89.6%
Product and distribution costs	69.7	33.9	105.6
Other operating expenses	0.7	1.1	(36.4)
Depreciation and amortization expenses	92.9	92.4	0.5
General and administrative expenses	1,347.4	1,331.1	1.2
Restructuring	91.5	—	nm
Total operating expenses	1,602.2	1,458.5	9.9
Operating loss	$(1,536.6)	$(1,423.9)	7.9%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Jun 29, 2025	Sep 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$4,172.6	$3,286.2
Short-term investments	333.3	257.0
Accounts receivable, net	1,242.6	1,213.8
Inventories	2,259.2	1,777.3
Prepaid expenses and other current assets	413.8	313.1
Total current assets	8,421.5	6,847.4
Long-term investments	232.0	276.0
Equity investments	485.9	463.9
Property, plant and equipment, net	8,893.7	8,665.5
Operating lease, right-of-use asset	9,581.4	9,286.2
Deferred income taxes, net	1,805.9	1,766.7
Other long-term assets	674.3	617.0
Other intangible assets	169.7	100.9
Goodwill	3,384.8	3,315.7
TOTAL ASSETS	$33,649.2	$31,339.3
LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,888.2	$1,595.5
Accrued liabilities	2,245.8	2,194.7
Accrued payroll and benefits	852.5	786.6
Current portion of operating lease liability	1,496.4	1,463.1
Stored value card liability and current portion of deferred revenue	1,911.2	1,781.2
Current portion of long-term debt	2,748.2	1,248.9
Total current liabilities	11,142.3	9,070.0
Long-term debt	14,570.9	14,319.5
Operating lease liability	9,070.6	8,771.6
Deferred revenue	5,826.1	5,963.6
Other long-term liabilities	717.9	656.2
Total liabilities	41,327.8	38,780.9
Shareholders’ deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,136.5 and 1,133.5 shares, respectively	1.1	1.1
Additional paid-in capital	548.7	322.6
Retained deficit	(7,700.6)	(7,343.8)
Accumulated other comprehensive income/(loss)	(535.2)	(428.8)
Total shareholders’ deficit	(7,686.0)	(7,448.9)
Noncontrolling interests	7.4	7.3
Total deficit	(7,678.6)	(7,441.6)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$33,649.2	$31,339.3

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Three Quarters Ended
	Jun 29, 2025	Jun 30, 2024
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,723.5	$2,852.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,315.5	1,191.0
Deferred income taxes, net	48.1	16.6
Income earned from equity method investees, net	(184.4)	(201.5)
Distributions received from equity method investees	186.5	220.5
Stock-based compensation	244.3	236.6
Non-cash lease costs	1,104.9	1,082.6
Loss on retirement and impairment of assets	143.0	62.9
Other	11.4	20.2
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	(46.4)	44.7
Inventories	(477.6)	(53.4)
Income taxes payable	50.7	(50.7)
Accounts payable	291.1	61.7
Deferred revenue	(5.0)	51.6
Operating lease liability	(1,144.0)	(1,049.7)
Other operating assets and liabilities	104.1	74.2
Net cash provided by operating activities	3,365.7	4,560.0
INVESTING ACTIVITIES:
Purchases of investments	(298.2)	(545.6)
Sales of investments	1.1	0.5
Maturities and calls of investments	276.9	731.8
Additions to property, plant and equipment	(1,849.5)	(1,979.3)
Acquisitions, net of cash acquired	(177.1)	—
Other	(48.1)	(56.9)
Net cash used in investing activities	(2,094.9)	(1,849.5)
FINANCING ACTIVITIES:
Net proceeds from issuance of short-term debt	2.4	118.3
Repayments of short-term debt	(7.8)	(127.0)
Net proceeds from issuance of long-term debt	1,748.5	1,995.3
Repayments of long-term debt	—	(1,825.1)
Proceeds from issuance of common stock	59.6	79.2
Cash dividends paid	(2,078.1)	(1,939.0)
Repurchase of common stock	—	(1,266.7)
Minimum tax withholdings on share-based awards	(80.6)	(98.1)
Other	(9.2)	(10.6)
Net cash used in financing activities	(365.2)	(3,073.7)
Effect of exchange rate changes on cash and cash equivalents	(19.2)	(9.2)
Net increase/(decrease) in cash and cash equivalents	886.4	(372.4)
CASH AND CASH EQUIVALENTS:
Beginning of period	3,286.2	3,551.5
End of period	$4,172.6	$3,179.1
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$392.5	$373.9
Income taxes	$568.1	$1,079.9

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Jun 29, 2025	Jun 30, 2024
Net revenues	$6,454.0	$6,366.8	1%
Change in Comparable Store Sales (1)	(2)%	(2)%
Change in Transactions	(4)%	(6)%
Change in Ticket	2%	4%
Store Count	17,230	16,730	3%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Jun 29, 2025	Jun 30, 2024
Net revenues	$790.0	$733.8	8%
Change in Comparable Store Sales (1)	2%	(14)%
Change in Transactions	6%	(7)%
Change in Ticket	(4)%	(7)%
Store Count	7,828	7,306	7%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	Jun 29, 2025	Jun 30, 2024	Jun 29, 2025	Jun 30, 2024	Jun 29, 2025	Jun 30, 2024
North America:
Company-operated stores	122	113	292	312	11,453	10,940
Licensed stores	(15)	20	18	76	7,281	7,258
Total North America	107	133	310	388	18,734	18,198
International:
Company-operated stores	103	244	420	562	10,277	9,526
Licensed stores	98	149	168	489	12,086	11,753
Total International	201	393	588	1,051	22,363	21,279
Total Company	308	526	898	1,439	41,097	39,477

Non-GAAP Disclosure

In addition to the generally accepted accounting principles in the United States (GAAP) results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. When provided to investors, our non-GAAP financial measures of non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed item and its related tax impacts, as management believes this exclusion contributes to a more meaningful evaluation of the company’s future operating performance and comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are operating income, operating income growth (loss), operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring	Management excludes restructuring costs for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

The Company also presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present the constant currency information, including with respect to consolidated net revenues, operating income, operating margin, and earnings per share, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average monthly exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods, excluding related hedging activities. We believe the presentation of results on a constant currency basis in addition to GAAP results helps users better understand our performance, because it excludes the effects of foreign currency volatility that are not indicative of our underlying operating results.

Non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP earnings per share, and constant currency may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Quarter Ended
Consolidated
Revenue for the quarter ended Jun 30, 2024 as reported (GAAP)	$9,113.9
Revenue for the quarter ended Jun 29, 2025 as reported (GAAP)	$9,456.0
Change (%)	3.8%
Constant Currency Impact (%)	(0.6)
Change in Constant Currency (%)	3.2%

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions, except per share data)

	Quarter Ended (1)
Consolidated	Jun 29, 2025	Jun 30, 2024	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$935.6	$1,517.5	(38.3)%
Restructuring	20.8	—
Non-GAAP operating income	$956.4	$1,517.5	(37.0)%	0.3%	(36.7)%

Operating margin, as reported (GAAP)	9.9%	16.7%	(680) bps
Restructuring	0.2	—
Non-GAAP operating margin	10.1%	16.7%	(660) bps	10 bps	(650) bps

Diluted net earnings per share, as reported (GAAP)	$0.49	$0.93	(47.3)%
Restructuring	0.02	—
Income tax effect on Non-GAAP adjustments (2)	0.00	—
Non-GAAP diluted net earnings per share	$0.50	$0.93	(46.2)%	1.0%	(45.2)%
(1)Certain numbers may not foot due to rounding convention.
(2)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Q3 QTD FY25 NON-GAAP DISCLOSURE DETAILS
(unaudited, in millions, and before income taxes)

Q3 QTD FY25	North America	International	Channel Development	Corporate and Other	Consolidated
Statement of Earnings Line Item	Restructuring	Restructuring	Restructuring	Restructuring	Total Non-GAAP Adjustment
Restructuring	$3.1	$3.1	$0.2	$14.4	$20.8
Total impact to operating income	$(3.1)	$(3.1)	$(0.2)	$(14.4)	$(20.8)